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                                                                    Exhibit 10-A


                                         [National Steel Corporation letterhead]



May 8, 2001


John F. Kaloski
4100 Edison Lakes Parkway
Mishawaka, IN 46545

Dear Mr. Kaloski:

This letter will confirm our mutual agreement to amend the terms and conditions of the Employment Agreement dated August 1, 1998 ("Agreement") between you and National Steel Corporation as follows:

1.  Section 1.1 shall be amended and restated in its entirety as follows:

          "1.1. Employment Term. The term of Executive's employment under this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until July 31, 2002, and thereafter for successive one-year periods, unless sooner terminated (i) by written notice given by either party not less than 60 days prior to July 31, 2002 or any subsequent July 31, or (ii) in accordance with Section 5 or Section 6 hereof. The period commencing as of the Effective Date and ending on the date on which the term of Executive's employment under the Agreement shall terminate is hereinafter referred to as the `Employment Term.' "

2. In the sixth line of Section 5.4(a), the words "before June 1, 2002" shall be deleted.

3.  Section 5.4(c) shall be amended and restated in its entirety as follows:

          "(c) The term "Constructive Discharge" means (i) a termination of the Executive's employment by the Executive due to a failure of the Company or its successors without the prior consent of the Executive to fulfill the obligations under this Agreement in any material respect, including any non-payment or reduction in the Base Salary or "target opportunity" (as described in Section 1.6) then in effect, or (ii) notice by the Company of termination of this Agreement in accordance with Section 1.1."

Except as herein specifically amended and modified, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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John F. Kaloski
Page 2


If the terms of this letter are acceptable to you, please so indicate by signing in the space provided below, whereupon this letter shall constitute an agreement between us.

Sincerely,

NATIONAL STEEL CORPORATION

By:  /s/ John A. Maczuzak
    ---------------------
Title:   President and Chief Operating Officer
         -------------------------------------


Accepted and Agreed To:

    /s/  John F. Kaloski
    --------------------
       John F. Kaloski



EMP. AGREEMENT J. KALOSKI AMENDMENT